Amendatory Agreement
Page 2


                                                                          EX 10

                              AMENDATORY AGREEMENT


         This  Amendment  is entered  into this 1st day of June,  1995,  between
SOUTHERN  NATURAL  GAS  COMPANY   ("Company")  and  ATLANTA  GAS  LIGHT  COMPANY
("Shipper").

                              W I T N E S S E T H:

         WHEREAS, Company and Shipper are parties to a firm transportation agreement dated November 1, 1994, (#904460) for 259,812 Mcf per day, as amended March 1, 1995 ("FT Agreement"); and

         WHEREAS, Shipper has released 4,000 Mcf per day of its capacity under the FT Agreement on a permanent basis to the City of Lawrenceville, Georgia, effective June 1, 1995; and

         WHEREAS, the parties wish to memorialize such permanent release through this amendment to the FT Agreement;

         NOW THEREFORE, in consideration for the premises and the mutual promises and covenants contained herein, the parties agree as follows:

     1. The Transportation Demand set forth in Section 1.1 of the FT Agreement shall be revised to be 255,812 Mcf per day effective June 1, 1995.

     2. Section 4.1 of the FT Agreement shall be deleted in its entirety and the following Section 4.1 substituted therefor:

         4.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first hereinabove written and shall be in full force and effect for a primary term through the following dates: (a) April 30, 2007 for 110,905 Mcf per day of Transportation Demand and June 30, 2007 for 1,000 Mcf per day of Transportation Demand, and shall continue and remain in force and effect for successive terms of one year each after the end of each primary term for the specified volume, unless and until cancelled with respect to the associated volume by either party giving 180 days written notice to the other party prior to the end of the specified primary term or any yearly extension thereof; and (b) February 28, 1998, for 143,907 Mcf per day of Transportation Demand, and shall continue and remain in force and effect for successive terms of one year each thereafter if the parties mutually agree in writing to each such yearly extension at least 60 days prior to the end of the primary term or subsequent yearly extension.

         3. The current Exhibits A and B to the FT Agreement shall be deleted in their entirety and the First Revised Exhibits A and B attached hereto effective June 1, 1995, shall be substituted therefor.

         4. Except as provided herein, the FT Agreement shall remain in full force and effect as written and as amended effective March 1, 1995.

         5. This Amendment is subject to all applicable, valid laws, orders, rules and regulations of any governmental entity having jurisdiction over the parties or the subject matter hereof.

         WHEREFORE, the parties have executed this Amendment through their duly authorized representatives to be effective as of the date first written above.

ATTEST:                                             SOUTHERN NATURAL GAS COMPANY


By:      R. David Hendrickson                        By:      Joel A. Anderson
Title: Secretary                                     Title: Vice President


ATTEST:                                              ATLANTA GAS LIGHT COMPANY


By:      Melanie M. Platt                            By:      Stephen J. Gunther
Title: Corporate Secretary                           Title: Vice President